Exhibit 99.1
Media Contacts:

Michael D. Porcelain, Senior Vice President and Chief Financial Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE SECOND QUARTER OF FISCAL 2010 AND
UPDATES REVENUE AND EPS GUIDANCE FOR FISCAL 2010

Melville, New York – March 3, 2010 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three and six months ended January 31, 2010.

Net sales for the second quarter of fiscal 2010 were $171.1 million compared to $143.9 million for the second quarter of fiscal 2009. The period-over-period increase in net sales is attributable to higher sales, as anticipated, in our mobile data communications segment, offset, in part, by lower sales in both our telecommunications transmission and RF microwave amplifiers segments.

GAAP net income was $16.3 million, or $0.51 per diluted share, for the second quarter of fiscal 2010 compared to $12.1 million, or $0.46 per diluted share, for the second quarter of fiscal 2009.

Net sales for the six months ended January 31, 2010 were $304.9 million compared to $335.8 million for the six months ended January 31, 2009. The period-over-period decrease in net sales is attributable to lower sales, as anticipated in both our telecommunications transmission and RF microwave amplifiers segments, partially offset by an increase in sales in our mobile data communications segment.

GAAP net income was $25.4 million, or $0.81 per diluted share, for the six months ended January 31, 2010 compared to $33.7 million, or $1.26 per diluted share, for the six months ended January 31, 2009.

During the second quarter of fiscal 2010, the Company’s third-party supplier of new MTS ruggedized computers and certain related accessories continued to experience production and technical issues. These issues, which are ongoing, resulted in shipping and related deployment delays to the U.S. Army, which impacted the Company’s second quarter results. Based on the third-party supplier’s revised delivery schedule provided to Comtech yesterday, the Company expects that approximately $90.0 million to $100.0 million of orders in its backlog previously expected to ship in fiscal 2010 will now ship in fiscal 2011. Based on the Company’s year to date results and the impact of the aforementioned shift of revenue, the Company now expects fiscal 2010 revenue to approximate $740.0 million to $760.0 million and its fiscal 2010 diluted earnings per share to approximate $1.85 to $1.95.

In commenting on the Company's performance and updated revenue and EPS guidance, Fred Kornberg, President and Chief Executive Officer, stated, “Although we are disappointed that our third-party supplier continues to experience production-related issues, our second quarter results for fiscal 2010 were solid and we continue to believe that fiscal 2010 will be another year of record revenues and that our operating income will significantly increase as compared to fiscal 2009.”

Mr. Kornberg added, “Our market leadership positions are firmly intact and we continue to invest for the eventual economic recovery. We see some signs that global business conditions are slowly improving and we believe that this will bode well for us in fiscal 2011. Additionally, with over $514.2 million of cash and cash equivalents, we are well-positioned to achieve our strategic goal of executing key acquisitions that will supplement our expected organic growth as well as diversify our business.”

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Selected Fiscal 2010 Second Quarter Financial Metrics and Other Items

•
Backlog as of January 31, 2010 was $446.8 million compared to $549.8 million as of July 31, 2009 and $462.1 million as of January 31, 2009. Bookings for the three and six months ended January 31, 2010 were $82.3 million and $202.9 million, respectively, compared to $386.9 million and $545.5 million for the three and six months ended January 31, 2009, respectively.

•
Earnings before interest, taxes, depreciation and amortization, including amortization of acquired in-process research and development (“EBITDA”), was $33.7 million and $55.1 million for the three and six months ended January 31, 2010, respectively, versus $27.1 million and $77.1 million for the three and six months ended January 31, 2009, respectively.

•
At January 31, 2010, the Company had $514.2 million of cash and cash equivalents. Net cash provided by operating activities was $28.0 million for the six months ended January 31, 2010 compared to $24.4 million for the six months ended January 31, 2009.

•
As further discussed in the Company’s Form 10-Q filed earlier today, on August 1, 2009, although the Company’s 2.0% convertible senior notes were no longer outstanding, it was required to retroactively adjust the historical reporting relating to its 2.0% convertible senior notes in accordance with FASB ASC 470-20, “Debt - Debt with Conversion and Other Options.” The retroactive adjustment did not impact the Company’s diluted earnings per share for the three and six months ended January 31, 2009.

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, March 4, 2010. Investors and the public are invited to access a live webcast of the conference call from the investor relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 862-9098 (domestic) or (785) 424-1051 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-0871. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

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About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results, the timing and funding of government contracts, adjustments to gross profits on long-term contracts, risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions, risks associated with the results of ongoing investigations into the Company’s compliance with export regulations, risks associated with the Radyne acquisition, risks associated with the Company’s legal proceedings and other matters, risks associated with the Company’s recent MTS orders, risks associated with the Company’s MTS and BFT contracts, risks associated with the Company’s obligations under its revolving credit facility, and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2010	2009	2010	2009
		(as adjusted)		(as adjusted)

Net sales	$171,132,000	143,886,000	304,948,000	335,801,000
Cost of sales	107,631,000	84,409,000	191,673,000	189,345,000
Gross profit	63,501,000	59,477,000	113,275,000	146,456,000

Expenses:
Selling, general and administrative	22,909,000	25,969,000	44,628,000	54,947,000
Research and development	11,431,000	12,522,000	22,755,000	26,647,000
Amortization of acquired in-process research and development	-	-	-	6,200,000
Amortization of intangibles	1,765,000	1,796,000	3,529,000	3,589,000
	36,105,000	40,287,000	70,912,000	91,383,000

Operating income	27,396,000	19,190,000	42,363,000	55,073,000

Other expenses (income):
Interest expense	1,966,000	1,894,000	3,933,000	3,719,000
Interest income and other	(178,000)	(626,000)	(413,000)	(1,903,000)

Income before provision for income taxes	25,608,000	17,922,000	38,843,000	53,257,000
Provision for income taxes	9,275,000	5,826,000	13,478,000	19,520,000

Net income	$16,333,000	12,096,000	25,365,000	33,737,000

Net income per share:
Basic	$0.58	0.49	0.90	1.37
Diluted	$0.51	0.46	0.81	1.26

Weighted average number of common shares outstanding – basic	28,250,000	24,759,000	28,236,000	24,673,000

Weighted average number of common and common equivalent shares outstanding – diluted	34,080,000	28,633,000	34,069,000	28,585,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	January 31, 2010	July 31, 2009
Assets	(Unaudited)	(Audited)
		(as adjusted)
Current assets:
Cash and cash equivalents	$514,155,000	485,450,000
Accounts receivable, net	100,828,000	79,477,000
Inventories, net	90,420,000	95,597,000
Prepaid expenses and other current assets	7,430,000	13,398,000
Deferred tax asset	14,073,000	15,129,000
Total current assets	726,906,000	689,051,000

Property, plant and equipment, net	35,348,000	38,486,000
Goodwill	149,253,000	149,253,000
Intangibles with finite lives, net	51,856,000	55,272,000
Deferred financing costs, net	5,368,000	6,053,000
Other assets, net	1,284,000	556,000
Total assets	$970,015,000	938,671,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,631,000	19,233,000
Accrued expenses and other current liabilities	41,539,000	51,741,000
Customer advances and deposits	11,186,000	19,571,000
Interest payable	1,531,000	1,418,000
Income taxes payable	6,290,000	563,000
Total current liabilities	94,177,000	92,526,000

Convertible senior notes	200,000,000	200,000,000
Other liabilities	2,325,000	2,283,000
Income taxes payable	5,363,000	4,267,000
Deferred tax liability	8,246,000	10,466,000
Total liabilities	310,111,000	309,542,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares, issued 28,482,155 shares and 28,390,855 shares at January 31, 2010 and July 31, 2009, respectively	2,848,000	2,839,000
Additional paid-in capital	341,057,000	335,656,000
Retained earnings	316,184,000	290,819,000
	660,089,000	629,314,000
Less:
Treasury stock (210,937 shares)	(185,000)	(185,000)
Total stockholders’ equity	659,904,000	629,129,000
Total liabilities and stockholders’ equity	$970,015,000	938,671,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2010	2009	2010	2009
		(as adjusted)		(as adjusted)

Reconciliation of GAAP Net Income to EBITDA(1):
GAAP net income	$16,333,000	12,096,000	25,365,000	33,737,000
Income taxes	9,275,000	5,826,000	13,478,000	19,520,000
Net interest expense (income) and other	1,788,000	1,268,000	3,520,000	1,816,000
Amortization of acquired in-process research and development	-	-	-	6,200,000
Amortization of stock-based compensation	1,650,000	2,292,000	3,426,000	4,710,000
Depreciation and other amortization	4,683,000	5,608,000	9,349,000	11,074,000
EBITDA	$33,729,000	27,090,000	55,138,000	77,057,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles, stock-based compensation and acquired in-process research and development. EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies.  EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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